REVOCABLE PROXY                                             EXHIBIT 99(A)


                             WESTPORT BANCORP, INC.

                                    PROXY

                     FOR THE SPECIAL MEETING OF SHAREHOLDERS

                                OOCTOBER 24, 1996

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

                             WESTPORT BANCORP, INC.


                  The undersigned shareholder of Westport Bancorp, Inc. ("WESTPORT") hereby appoints Michael H. Flynn, William L. Gault and Jay Sherwood, and each of them, as Proxy, each with full power of substitution, and hereby authorizes such proxy to represent the undersigned and to vote all of the shares of stock of Westport standing in the undersigned's name at the Special Meeting of Shareholders of Westport to be held at Westport Bancorp, Inc., 87 Post Road East, Westport, Connecticut, on Thursday, October 24, 1996 at 4:00 p.m., and at any adjournment or postponement thereof. The undersigned hereby revokes any and all proxies heretofore given with respect to such Special Meeting.


                  This proxy, when properly executed, will be voted as specified herein. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR APPROVAL OF THE AGREEMENT AND PLAN OF MERGER.

                           (continued on reverse side)

   X    Please mark your votes as in this example.
- -------




The Board of Directors recommends a vote FOR approval of the Agreement and Plan of Merger.


1. Approval of the Agreement and Plan of Merger, dated June 21, 1996, by and among HUBCO, Inc., Westport and the Westport Bank & Trust Company

      FOR ________      AGAINST __________        ABSTAIN _______


2. To vote, in its discretion, upon any such other business as may properly come before the Special Meeting or any adjournment or postponemnet thereof.

THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE TIME IT IS VOTED AT THE SPECIAL MEETING.

PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.

SIGNATURE                    DATE           , 1996
        ---------------------    -----------
SIGNATURE                    DATE           , 1996
        ---------------------    -----------


NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.